UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 8, 2016

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15903	72-1100013
(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300 Houston, Texas	77079

(Address of Principal Executive Offices)	(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In light of the continuing industry downturn, the Company’s ongoing cash preservation initiatives, and an effort to preserve as many of the Company’s talented employees as possible, the Company is implementing the following programs: furloughs, unpaid time off, and voluntary leaves. These programs are designed to avoid disruption to the management of the Company’s businesses while reducing cash compensation expense.

All executive officers will voluntarily participate in one or more of the programs. Their participation will be reflected in the 2017 proxy statement, with an expected annualized reduction in monthly cash compensation in a range of approximately 10% to 30%. Neither the CEO’s employment contract nor any other employment agreement has been amended in connection with this program.

Participation in the programs is subject to change depending on industry activity, the needs of the Company and its business units, and the ongoing satisfaction of the Company’s management and the board of directors with the programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.

Date: April 8, 2016

	By:	/s/ John R. Bakht
John R. Bakht
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer